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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report dated January 31, 2001, with respect to Wyntek Diagnostics, Inc. financial statements included in this Form 8-K into Genzyme Corporation's previously filed registration statements on Forms S-3 and S-8.

/s/ McKay, Carne, Buniva & Lazarus LLP
San Diego, California
May 18, 2001